                                                                    EXHIBIT 10.3

                         TRANSITION SERVICES AGREEMENT
                         -----------------------------

          This TRANSITION SERVICES AGREEMENT (together with all schedules hereto, this "Agreement") is entered into as of May 31, 2001 between FMC Corporation, a Delaware corporation ("Parent"), and FMC Technologies, Inc., a Delaware corporation ("Technologies").

                                   RECITALS:

          WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its shareholders to separate Parent's existing businesses into two (2) independent businesses;

          WHEREAS, in order to effectuate the foregoing, Parent and Technologies have entered into a Separation and Distribution Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Separation and Distribution Agreement") which provides, among other things, subject to the terms and conditions thereof, for the separation of the Technologies Assets and Technologies Liabilities, the IPO, the Distribution and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

          WHEREAS, prior to the Contribution, Parent performed various services for its affiliates, including, those businesses and entities comprising the Technologies Group (collectively, the "Services"), and after the Contribution the resources to perform those services, and the need for those services, will be divided between Parent and Technologies;

          WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for the Parties to continue to provide to the other party the Services for a transitional period.

          NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

          For the purpose of this Agreement, the following terms shall have the definitions hereinafter specified:

          "Business" means, with respect to Technologies, the Technologies Businesses, and, with respect to Parent, the Parent Business.

          "Corporate Staff Departments" means Air Transportation, Bonus, Communications, Controllers, Corporate Development, Corporate Marketing, Employee Service Center, International Regions (Asia-Pacific, Europe and Latin America), Ethics, Executive, Government Affairs, Human Resources, Information Technology, Investor Relations, Law, Restricted Stock, Tax and Treasury.

          "Party" means either Parent or Technologies. "Parties" means Parent and Technologies, together.

          "Provider" mean the Party providing Services hereunder to the other Party to this Agreement.

          "Recipient" means the party receiving the Services hereunder provided by the other Party to this Agreement.

Except as otherwise defined in this Agreement, all capitalized terms shall have the meanings assigned to them in the Separation and Distribution Agreement.

                                   SECTION 2
                           AGREEMENT TO SELL AND BUY
                           -------------------------

          2.1  Costs of Providing Services.
               ---------------------------

         (a) The Provider shall provide (or shall cause its Affiliates to provide) the Services that the Recipient receives as at the Assumption Time.

         (b) In exchange for Services provided each of them, Technologies and Parent shall (subject to the terms of the Separation and Distribution Agreement) each pay one-half (1/2) of externally reported expenses of the Corporate Staff Departments (which expenses shall not include expenses based on allocation procedures used by the parties as at the Assumption Time), and Parent shall pay all of externally reported expenses for the Environmental Department. For purposes of this Agreement, externally reported expenses shall include direct and incremental costs incurred by the Chemical operations of Parent to replicate in Philadelphia all or a portion of the Corporate Staff Departments.

         (c) In addition to the foregoing, Parent and Technologies shall each be charged for expenses of, or receive credits for, Corporate Staff Departments and the Environmental Department based upon allocation procedures to detail both internal charges and external segment allocations that are in place on or before the Contribution.

         2.2   Access. The Recipient shall make available on a timely basis to
               ------
the Provider all information and materials reasonably requested by the Provider to enable it to provide Services. During regular business hours and at such other times as are reasonably requested, the Recipient shall give the Provider reasonable access to its premises for the purposes of providing the Services.

         2.3   Books and Records. The Provider shall keep books and records of
               -----------------
the Services provided and supporting documentation of all costs incurred in providing such Services. The Provider shall make such books and records available to the Recipient for inspection and audit by mutually acceptable independent auditors at the Recipient's cost upon reasonable notice during normal business hours.

                                                                          Page 2
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                                   SECTION 3
                   SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

         3.1 Services to be Provided. (a) Unless otherwise agreed in writing by
             -----------------------
the Parties, the Services shall be performed by the Provider for the Recipient at a quality level and in a manner that are in substantially the same as the quality level and manner in which such Services were generally performed prior to the date of this Agreement. It is intended that the Services be consistent with those Services provided in the ordinary course by Parent and its Affiliates or Technologies and its Affiliates, as the case may be, prior to the date hereof.

         (b) Nothing contained herein shall constitute or be deemed to constitute a partnership, joint venture or agency relationship between the Provider and the Recipient. The Provider shall not have any right or authority, and shall not attempt to enter into any contract, commitment, or agreement or incur any debt or liability, of any nature, in the name of the Recipient. The Provider shall act under this Agreement solely as independent contractor and not as an agent of the Recipient. Nothing contained herein shall constitute or be deemed to constitute an employment relationship between the Recipient and the employees of the Provider engaged in the providing of Services. The Provider shall be solely responsible for the payment of compensation and benefits to its employees and any payments or withholdings to governmental agencies relating to its employees, and the Provider shall make all staffing decisions and direct the performance of the Services. Recipient further acknowledges and agrees that, to the extent applicable, Provider will not become a fiduciary of any employee benefit plan of Recipient by reason of providing the Services, respectively, that relate to the administration of benefit plans made available to employees of the Business.

         (c) The Provider shall have the right to shut down temporarily for maintenance purposes the operation of the facilities providing any Service whenever, in its reasonable discretion, such action is necessary; provided that the Provider shall use reasonable best efforts to schedule maintenance in consultation with the Recipient so as not to unreasonably interfere with the Recipient's business. If maintenance is non-scheduled, the Recipient shall be notified that maintenance is required. The Provider shall give the Recipient as much advance notice of any such shutdown as is reasonably practicable. Where feasible, this notice shall be given in writing. Where written notice is not feasible, oral notice shall be given and promptly confirmed in writing. The Provider shall be relieved of its obligations to provide Services during the period that its facilities are so shut down but shall use reasonable best efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the operations of the Recipient. In the event of a shutdown of the facilities that provide Services, the Provider shall furnish to the Recipient the same level and priority of Services that the Provider's own business units receive during the shutdown or curtailment.

         3.2 Payment. Statements will be rendered each month by the Provider to
             -------
the Recipient for Services delivered during the immediately preceding month. Each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable net thirty (30) days after the date thereof. Statements shall be in U.S. dollars, and with respect to Services provided outside the United States, shall be based on the exchange rate for the applicable country published in The Financial Times on the date of the invoice. Statements not paid within such 30-day period shall be subject to late charges for each month or portion thereof the statement is overdue, at a rate of interest per month equal to the 30 day LIBOR rate plus 100 basis points.

         3.3 Priorities. In providing Services, the Provider shall accord the
             ----------
Recipient substantially the same priority, quality and level of Services that it affords its own operations and Affiliates.

         3.4 Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN SECTION
             ----------------------
6.2 OF THIS AGREEMENT, ANY SERVICES AND GOODS TO BE PURCHASED UNDER THIS AGREEMENT ARE FURNISHED "AS IS, WHERE IS," WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE PROVIDER DOES NOT MAKE ANY WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

         3.5 Taxes. All payments by the Recipient to the Provider for Services
             -----
under this Agreement shall be increased by the Recipient to cover any applicable sales tax, value-added tax, goods and services tax or similar tax ("Taxes") (but excluding any tax based upon the net income of the Provider) payable with respect to the provision by the Provider of Services, and the Provider shall be responsible for paying any such Taxes to the appropriate Governmental Authority.

         3.6 Use of Services. The Provider shall be required to provide Services
             ---------------
only to the Recipient and its Affiliates for substantially the same purpose and in substantially the same manner as the Businesses of the Recipients and its Affiliates used such Services immediately prior to the Assumption Time. Recipient shall not, and shall not permit its employees, agents or Affiliates to, resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the conduct of their respective Businesses in the ordinary course by either Party and their Affiliates or in the ordinary course.

                                   SECTION 4
                          TERM OF PARTICULAR SERVICES
                          ---------------------------

         4.1 Term and Termination. The provision of Services shall commence on
             --------------------
the date hereof and, with respect to each Service, shall terminate on the Distribution Date.

         4.2 Return of Records. If Provider holds books, records or files
             -----------------
(including, without limitation, current and archived copies of computer files) owned by the Recipient and used by the Provider in connection with the provision of a Service to the Recipient, upon the termination of any such service the Provider will return all of such books, records or files as soon as reasonably practicable, but not later than thirty (30) days after such termination. Subject to the provisions of Section 8.10 hereof, the Provider may make duplicates of
                     ------------
such books, records or files for its legal files at its own costs.

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         4.3 Year End Closing. Each party agrees to support the other party's
             ----------------
year end closing activities, including the reporting of year end data.

                                   SECTION 5
                                 FORCE MAJEURE
                                 ----- -------

         The Provider shall not be liable for any interruption of Service, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its control, including, without limitation, any strikes, lock-outs or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities (each a "Force Majeure Event"). In any such event, the Provider's obligations hereunder shall be postponed for such time as its performance is suspended or delayed as a result thereof. The Provider will promptly notify the Recipient in writing upon learning of the occurrence of any Force Majeure Event, and the Provider will use reasonable best efforts to resume its performance. Notwithstanding the foregoing, if the Provider can reasonably provide Services from any other Affiliates of the Provider (after taking into account the capacity of such other Affiliates to provide such Services and the requirements of the Provider and its Affiliates) at a cost not in excess of that provided for pursuant to this Agreement, the Provider shall not be relieved of its obligations to supply Services hereunder. In the event of a Force Majeure Event, the Provider will provide Services to the Recipient at the same level it provides such Services to its own business units or Affiliates.

                                   SECTION 6
                                  LIABILITIES
                                  -----------

         6.1 Consequential and Other Damages. Notwithstanding any provision in
             -------------------------------
this Agreement to the contrary, neither the Provider nor the Recipient shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide or receive any Service hereunder, including but not limited to, loss of profits, business interruptions and claims of customers.

         6.2 Release and Indemnity. The Recipient hereby releases the Provider,
             ---------------------
its Affiliates and their respective employees, agents, officers and directors ("Provider Indemnitees"), and the Recipient agrees to indemnify and hold harmless the Provider Indemnitees, from any and all claims, demands, complaints, liabilities, losses, damages, including reasonable costs and attorneys fees, resulting from or caused by the negligence of the Recipient or its employees or agents, to the extent arising from or relating to the use by the Recipient of any Service or product provided hereunder to the Recipient and not arising from the breach of this Agreement by the Provider or the gross negligence, willful misconduct or fraud of the Provider.


                                    SECTION 7
                                   TERMINATION
                                   -----------

         7.1 Termination. This Agreement shall terminate on the Distribution
             -----------
Date.

         7.2 Sums Due. In the event of a termination or cancellation of this
             --------
Agreement, the Provider shall be entitled to all outstanding amounts due from the Recipient pro-rated to the date of termination or cancellation.

         7.3 Effect of Termination. Sections 2.3, 3.2, 3.5, 4.2, 4.3, 6.1, 6.2,
             ---------------------  ------------  ---  ---  ---  ---- ---  ---
7.2, 8.10 and this Section 7.3 shall survive any termination of this Agreement.
---  ----          -----------

                                   SECTION 8
                                 MISCELLANEOUS
                                 -------------

         8.1 Notice. Unless otherwise provided in this Agreement, all notices
             ------
and other communications required or permitted hereunder will be given or made in accordance with Section 11.4 of the Separation and Distribution Agreement.
                   ------------

         8.2 Headings. The headings contained in this Agreement are for purposes
             --------
of convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.3 Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         8.4 Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         8.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         8.6 Binding Effect. This Agreement shall be binding upon and inure to
             --------------
the benefit of the parties hereto and their respective successors and permitted assigns.

         8.7 Assignment and Delegation. This Agreement shall not be assignable
             -------------------------
by either Party without the prior written consent of the other. No assignment hereunder shall in any way affect the Parties' obligations or liabilities under this Agreement. The Provider may delegate performance of all or any part of its obligations under this Agreement to: (a) any Affiliate of the Provider; or (b) third parties to the extent such third parties are routinely used to provide such

Services to other Affiliates or operations of the Provider; provided, that, the Provider remains liable for such obligations. Any purported assignment in violation of this Section 8.7 shall be null and void.
                  -----------

         8.8 No Third Party Beneficiaries. Except as set forth in Section 6.2,
             ----------------------------                         -----------
nothing in this Agreement shall confer any rights upon any Person other than the Recipient and Provider and each such party's respective successors and permitted assigns.

         8.9 Amendment. Waivers. etc. No amendment, modification or discharge of
             -----------------------
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

         8.10 Title to Data: Confidentiality.
              ------------------------------

              (a) Each Party, on behalf of itself and its employees, officers, directors, agents and representatives, agrees to keep confidential all records and other information, received in connection with the provision or receipt of Services hereunder, of the other Party which is designated as confidential. Specifically, each Party agrees that it will, during the term of this Agreement and thereafter (except where required by law or court order or administrative agency order or subpoena): (i) retain all such information of the other Party in confidence; (ii) not disclose any such information of the other Party for any purposes other than performing its obligations under this Agreement; (iv) use its reasonable best efforts to limit access to the other Party's information to those employees who have a need to know the information for the business purposes of this Agreement, and maintain reasonable arrangements to protect confidentiality with such employees and any third parties having access to such information in the same manner that such Party maintains its own confidential information; and (v) insure that all tangible objects and copies thereof in the Party's possession or under its control containing or imparting any such information of the other Party shall be returned to the other Party at any time upon the other Party's request or upon termination of this Agreement. Each Party shall bear all costs and expenses associated with the return to it of such tangible objects and copies thereof. If a Party reasonably believes it is required by law to disclose any of the confidential information of the other Party, such Party will notify the other Party promptly and to the extent practicable, prior to disclosing the information so that the other Party may seek a protective order or other appropriate remedy.


              (b) Subject to the provisions of the Separation and Distribution Agreement, the Recipient acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any software, and the licenses therefor which are owned by the Provider, solely by reason of the Provider's provision of the Services provided hereunder.

              (c) The Provider agrees that all records, data, files, input materials and other information received or computed for the benefit of the Recipient and which relate to the conduct of the Business are the sole property of the Recipient.

         8.11 Conflict with Separation and Distribution Agreement. To the extent
              ---------------------------------------------------
that this Agreement conflicts with the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall govern.

         IN WITNESS WHEREOF, the Parties have executed this Transition Agreement as of the date first written above.


                                       FMC CORPORATION



                                       By: /s/ William G. Walter
                                           -----------------------------
                                       Name:  William G. Walter
                                            ----------------------------
                                       Title: Executive Vice President
                                             ---------------------------


                                       FMC TECHNOLOGIES, INC.

                                       By:  /s/ Randall S. Ellis
                                           -----------------------------
                                       Name:  Randall S. Ellis
                                            ----------------------------
                                       Title: Vice President
                                             ---------------------------


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